UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  October 7, 2008

PROGINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York	11530
(Address of Principal Executive Offices)	(Zip Code)

(516) 535-3600

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      (c)  On October 7, 2008, Proginet Corporation (the “Company”) appointed Steve Flynn as Chief Operating Officer, effective as of November 1, 2008.  Until November 1, 2008, at which point he will become a full-time employee of the Company, Mr. Flynn is acting in a consulting capacity to the Company.

Prior to his employment with the Company, since 2006, Mr. Flynn, age 48, served as Managing Director, Global Markets System Integration at BearingPoint, Inc.  From 2003 to 2006, Mr. Flynn was Senior Vice President at GoldenSource Corporation, a global software provider of Enterprise Data Management (EDM) solutions for financial and securities institutions. He started his career in 1983 with Accenture, a leading global management consulting and technology firm.  He became a partner at Accenture in 1995, and served in that capacity until 2003, leading, variously, the firm’s Global Banking Technology, Financial Services Security, and Capital Markets Technology Integration Management practices.  In his new role at Proginet, Mr. Flynn will report to Sandy Weil, the Company’s President and CEO.

Additional information with respect to Mr. Flynn is included in a press release dated October 9, 2008, a copy of which is attached to this Report as Exhibit 99.1.

The terms of Steve Flynn’s at-will employment are set forth in an offer letter from the Company to Mr. Flynn signed October 7, 2008 (the "Offer Letter").  The following is a summary of Mr. Flynn’s compensation, as provided in the Offer Letter.
I.             Salary and Bonus
•	Initial base salary of $250,000 per year.
•
Eligibility for a quarterly performance bonus with an annual target amount of $150,000, based 50% on achievement of revenue plan targets and 50% on achievement of specific objectives, of which $75,000 is guaranteed in Mr. Flynn’s first year of employment.

II.            Stock Options
•
As part of Mr. Flynn’s compensation package, subject to stockholder approval of certain amendments to the 2000 Stock Option Plan, Mr. Flynn was granted fully vested stock options to purchase 100,000 shares of the Company's common stock with a strike price of $.45.

•
After 180 days from signature date of the Offer Letter, subject to stockholder approval of certain amendments to the 2000 Stock Option Plan, Mr. Flynn will also be granted fully vested stock options to purchase 100,000 shares of the Company’s common stock with a strike price equal to the closing price of the Company’s common stock on the OTC BB on such date.

•
Additionally, subject to stockholder approval of certain amendments to the 2000 Stock Option Plan, Mr. Flynn will be granted stock options to purchase up to 300,000 shares of the Company’s common stock with a strike price of $.45.  Such options will vest based upon the following schedule:

Proginet Corporation Fiscal Year	Options	Vesting Date, if performance criteria has been met
Fiscal Year 2009	up to 100,000	50%, 7/31/2009
50%, 7/31/2010
Fiscal Year 2010	up to 100,000	50%, 7/31/2010
50%, 7/31/2011
Fiscal Year 2011	up to 100,000	50%, 7/31/2011
50%, 7/31/2012

III.           Benefits Package

o	Eligibility to participate in the Company's comprehensive benefit program in accordance with the Company's policies.

     Additionally, Mr. Flynn’s Offer Letter contains provisions confirming Mr. Flynn's obligation to sign a separate agreement to maintain confidentiality of the Company's information and not to compete with the Company for a period of one year following the termination of his employment.  The Offer Letter also addresses the procedure and severance benefits for various termination scenarios, including the immediate vesting of all outstanding unvested options upon a Change of Ownership Control.

     The summary of the Offer Letter set forth in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the file text of the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01        Financial Statements and Exhibits.

      (d)       Exhibits.

                 Exhibit No.       Description

                 10.1              Offer letter from the Company to Steve Flynn signed on October 7, 2008

                 99.1              Press release issued by the Company on October 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation
(Registrant)

Date: October 13, 2008	By:	/s/ Sandy Weil
	Name:	Sandy Weil
	Title:	President/Chief Executive Officer